EXHIBIT 32

I-WELLNESS MARKETING GROUP INC.

Certification Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the accompanying Quarterly Report on Form 10-Q of I-Wellness Marketing Group Inc. (the “Company”) for the quarter ended December 31, 2016 (the “Report”). I, Timothy Ferguson, Principal Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 5, 2017

/s/ Timothy Ferguson
Timothy Ferguson Principal Executive Officer and Principal Financial Officer